BAMA Code of Ethics
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                        BARING ASSET MANAGEMENT HONG KONG

                                 CODE OF ETHICS































Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

                                IMPORTANT NOTICE
                                ----------------

This document constitutes the "Code of Ethics" applicable to Baring Asset Management (Asia) Limited ("BAMA"). This Code is required to be adhered to by staff employed by, or acting on behalf of, the BAMA.

It should be noted that under the US requirements applicable to Baring Asset Management (Asia) Limited in its role as investment advisor to US-registered 1940 companies ("1940 Act clients"), any breach of this Code by "Access Persons" (refer below for definition) must be reported by the BAMA Compliance Department to the Board of Directors of the relevant 1940 Act client at least on an annual basis. Additionally, under the SEC's rules, this Code of Ethics will be required to be reviewed and approved by each 1940 Act client together with any material change made to the Code thereafter and, a copy of this Code will be required to be filed by the 1940 Act client with the Securities and Exchange Commission. Furthermore, from the year 2000, the Board of each 1940 Act client must receive from the BAMA Compliance Department, annual reports regarding any problems which may have arisen under this Code, including material violations, during the previous year and must provide a certification to each 1940 Act client that this Code contains procedures reasonably necessary to prevent Access Persons from breaching the Code.

If any member of staff of BAMA has any query or doubt regarding any item set out in this Code or whether it applies in any particular circumstance, he/she should consult the Compliance Officer.

In this Code, the following terms have the meaning ascribed to them, other terms used in this Code are defined in Rule 8 below:

"Access Person" means any Account Manager/Fund Director of a 1940 Act client, all members of the SIT (including their Assistants), all Dealers (excluding dealers of BAM Group Funds Dealing Desk), all members of Portfolio Control, Directors and officers of BAMA and any other member of staff of BAMA or of any company in a control relationship with BAMA, who in the ordinary course of business makes decisions regarding, participates in, or obtains information about, intended investment transactions to be effected for any 1940 Act client.

"BAMA" means Baring Asset Management (Asia) Limited.

"Employee", "staff" or "you" means any Director, employee, Access Person, contractor and part-time or temporary employee of BAMA and any other member of Group staff who has specifically been notified, and has agreed, that he/she is subject to this Code of Ethics.

"Group" or "BAM" means Baring Asset Management Holdings Limited and its subsidiaries.

"SEC" means the Securities and Exchange Commission of the USA.

"SFC" means the Securities and Futures Commission of Hong Kong.

"1940 Act clients" means clients of BAMA which are US-registered 1940 companies.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

                         Personal Account Dealing Rules
                         ------------------------------

1    Introduction

1.1 The procedures set out in these Rules form the basis on which staff of Baring Asset Management (Asia) Limited ("BAMA") (including Directors) are permitted to trade in any Investment. Contractors, secondees and temporary/part-time are also subject to these rules and are required to comply with them. These procedures replace all previous instructions. If you have any queries or if you are in any doubt about whether a particular transaction is permitted, you should consult the Compliance Officer. Any amendments to these procedures will be notified to you and the procedures as varied must be complied with from the specified effective date. Definitions of terms used in these Rules are set out in Rule 8 below.

1.2 The Group allows its employees to deal on their own account on the basis that employees will not trade to the disadvantage of the Group's clients, abuse their trust and responsibility or take inappropriate advantage of their position. You are reminded that your principal responsibility is to attend to the Group's business and that your personal business (without exception) must be subordinated to the interests of the Group and its clients. You are bound by these Personal Account Dealing rules and are required to observe them as a term of your contract of employment. Personal Account Dealing is permitted only in the circumstances and in accordance with the procedures set out below. It is essential that you familiarise yourself with these procedures.

1.3 Trading while in possession of Inside Information or passing Inside Information to others, or procuring others to trade while in possession of Inside Information are civil and possible criminal offences under the Securities and Futures Ordinance Cap 571 - Part XIII Market Misconduct Tribunal; and Part XIV Offences Relating to Dealings in Securities and Futures Contracts, etc,, and also constitutes criminal offences of US Federal Securities Laws. A brief summary of which are set out in Appendix 1 and Appendix 2 respectively. It should also be noted that under the Ordinance, Insider Dealing is a civil offence punishable by imprisonment and/or fines. Insider trading is also prohibited under the laws of other jurisdictions and breaches can give rise to both criminal and civil proceedings under such legislation. The anti-money laundering laws/regulations impose stringent responsibilities on individuals and, therefore, it is also essential that you are aware of your obligations and comply with the BAM Anti-Money Laundering Policy and Procedures governing money laundering deterrence.

1.4 You must treat as confidential all documentation and information of a sensitive nature including information relating to clients and any matter relating to the BAM Group. You must take all reasonable steps to ensure that such information and documentation is not divulged to anyone without the prior written consent of the client or a Director of BAMA. The obligation of confidentiality continues after an employee has left the employment of BAMA for whatever reason. If you are not certain about what is or is not confidential, you should check beforehand with a member of the Legal and Compliance Department. Confidential matters must not be used for any kind of Personal Account Dealing. You must also be aware of and observe the BAMA Policy on conflicts of interest and Chinese Walls relating, amongst other matters, to prevention of the passing of confidential or price-sensitive information from one department or company of the BAM Group to another.

1.5 If you are precluded under this these Rules from effecting a transaction for your own account, you must not (except in the proper course of your duties at BAM) (a) procure any other person to deal or (b) communicate any information/opinion to any other person if you know, or ought to know, that as a result of you doing so, the other person will enter into such a transaction or counsel or procure some other person to do so.

1.6 Failure to observe these Personal Account Dealing rules may be considered as grounds for disciplinary action and a breach may be treated as gross misconduct leading to summary dismissal. In addition, a transaction executed in breach of the rules may be required to be cancelled or reversed, in which case any profit realised will be required to be given to charity (disgorged) as directed by the Group, and any loss will be borne by the employee.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

1.7 In addition to regulation by the Securities and Futures Commission, BAMA is registered with the US Securities and Exchange Commission and, therefore, subject to certain US requirements governing Personal Account Dealing procedures. Consequently, if you are an Access Person, you are subject to certain additional or varied requirements as set out in the relevant provisions in this document.

Specific Exemptions for Certain Transactions/Arrangements
---------------------------------------------------------

2.1  These Rules apply to any transaction in an "Investment" as defined in Rule
     8.13. However, unless specified to the contrary elsewhere in these Rules, subject to compliance with the other provisions of these Personal Account Dealing Rules, you are not required to comply with rules 4.1 and 5.1 below (prior permission and arrangements for duplicate trade confirmations to be provided by the Broker to the Compliance Department) in respect of transactions or arrangements outlined below in this Rule 2, in relation to which general permission to trade is hereby provided to you.

2.2 Dealings in Unit Trusts and other open-ended Mutual Funds ("Funds"). However, this exemption is not available to, and therefore prior authorisation must be obtained by , Access Persons in respect of Funds which are managed by a BAM Group company. It should be noted that any investment made in an open-ended mutual fund managed by BAM (a "BAM Group Fund") is required to be held for a minimum of 30 calendar days (refer to Rule 5.1 below for further information). Additionally, in respect of any proposed transaction in a BAM Group Fund, the staff member must submit details of the trade in writing directly to the Mutual Fund Dealing Desk.

2.3 Life insurance policies and pension schemes provided that you do not give execution instructions or advise on any particular transaction in Investments within the policy or scheme.

2.4 Transactions in, or relating to, spot and forward foreign exchange, including, options, futures, contracts for differences and spread bets relating to currencies.

2.5 Provided that a copy of the written instruction to the Broker is sent to the Compliance Department, you may enter into any arrangement under which Investments are: (a) purchased pursuant to regular standing order or direct debit arrangements; (b) acquired by way of a standing election to reinvest dividends or other distributions received; and (c) acquired pursuant to a standing election to receive shares in place of a cash dividend.

2.6 Transactions effected by an external fund manager for a portfolio managed by that firm on a fully discretionary basis. Refer to rule 3.2 below.

2.7 Applications for participation in initial public offers. However, this exemption is not available to Access Persons . Access persons should be prohibited from participating in initial public offers available to clients of the Fund Manager or its connected persons. It should be noted that this exemption is not available to any member of staff for any proposed participation in a private placement.

2.8 Options, futures, contracts for differences and spread bets relating to indices (including exchange-traded funds which have the objective solely of tracking an index).

3    Arrangements with Brokers

3.1 Before you commence dealing in any Investments either for your own account or the account of a Connected Person, you must obtain authorisation from the Compliance Department to set up an account with a Broker of your choice by completing the Permission to Use Outside Broker Form (this form is located in the file "Compliance Standard Forms" in your computer desktop). The Broker must be notified in writing that you are a Director/employee of Baring Asset Management (Asia) Limited and that a copy of the contract note or confirmation for each transaction must be sent (at the same time that the original is sent) to the Compliance Department at Baring Asset Management, 19F Edinburgh Tower, 15 Queen's Road Central, Hong Kong.

3.2 If you intend to place funds under discretionary management with an external fund manager you must provide to the Compliance Department the following details in writing: (a) the name of the firm; (b)

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

     confirmation that the account will be managed exclusively at the discretion of that firm without any consultation with, or instruction from, you on individual investment decisions (i.e. the account must be managed entirely at that firm's discretion); (c) a copy of the agreement with, or instructions to, the fund manager to verify that the account is managed by the external firm on a fully discretionary basis; (d) a copy of a letter to the fund manager informing it that you are a Director/employee of Baring Asset Management and that the Group's approval of the arrangements is dependent upon you not being made aware of investment decisions until after transactions are effected; (e) a copy of the fund manager's acknowledgement to the letter referred to in (d) above; and (f) any notice of termination of any such arrangement. If you are an employee who falls within 5.2, or the transaction falls within Rule 5.3, below, you should consult a Compliance Officer in order to cover notification required to the external firm regarding prohibitions on dealing for the account during close periods in ING Group Investments or the specified closed-end Funds managed or administered by the BAM Group, as applicable.

4    Clearance, Reporting & Related Procedures

4.1 Unless the Investment or transaction is exempted under rule 2 above, before dealing for your own account or for an account within rule 8.13, you must obtain the written consent of the Compliance Officer or the Regional Chief Operating Officer - Asia Pacific("RCOO"). You must enter the details relating to the order to be executed directly on to the Dealing Form. Any such permission requested by a Compliance Officer/Manager must be authorised by his/her line manager and, in the case of the RCOO by the BAMA Compliance Officer and the CEO - Asia Pacific.

     Subject to rule 4.2 below, provided that the relevant investment managers, dealers and Portfolio Control team's member have confirmed to Compliance, that there are no transactions being executed or outstanding and no decision has been made to deal in the same investment for a BAM Group client, the trade will be authorised by the Compliance Department and by the CEO - Asia Pacific or the RCOO. Where this might lead to the country manager authorising his/her own deal, authorisation must be obtained from another Investment Director. When giving permission, the CEO - Asia Pacific or the RCOO and the Compliance Officer will countersign the Form and insert the date when the permission was given. The Compliance Department will keep the authorised Form and a copy will be given to the employee. The Compliance Officer may seek confirmation of relevant facts relating to the proposed transaction.

     In the event that you are not in the office on the day the transaction is to be undertaken, you must telephone a Compliance Office/Manager for permission to be arranged and documented as required above. The Compliance Officer/Manager must complete the Dealing Form during the telephone conversation.

4.2 (a) Unless the specific written consent of a Compliance Officer is obtained, permission to deal will be refused for three business days either side of the date(s) on which a BAM Group company had decided to deal, is dealing or has dealt in the same Investment (or related Investment, such as warrants or options), for a BAM Group client (consequently, a "blackout period" of seven business days applies). As a result of this policy, employees may not be able to liquidate Investments in a timely fashion and must therefore be prepared to bear the holding risks of an Investment for an indefinite period of time.

     (b) Any consent provided by a Compliance Officer under rule 4.2 (a) above can only be given in exceptional circumstances and subject to the Compliance Officer being satisfied that:

          (i) the proposed transaction could not reasonably be expected to disadvantage any BAM Group clients and, ordinarily, only where the staff member has made a continuing good faith effort to comply with these Personal Account Dealing Rules in respect of the denied transaction. Permission is more likely to be granted in respect of Personal Account trades involving a small amount of Investments in an issuer that has a very high average daily trading volume, such that the staff member's transaction will not materially affect the price of those Investments; and

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

          (ii) the staff member has no involvement in, and no access to, the investment decision making, formulation of investment strategy or making of any investment recommendations to any client for whom the BAM Group has decided to deal, is dealing or has dealt in the same investment.

               The Compliance Officer is required to make a full and detailed record of any consent given under this provision and the note must include the reasons as to why he/she is satisfied that the requirements of this Rule 4.2 (b) have been satisfied.

4.3 Before seeking permission to trade, you must ensure that you have the required funds, and in the case of a sale of a security, the security is available for immediate delivery.

4.4 The permission remains valid for 24 hours after it has been granted and, in respect of permission given on the last business day of a week, until the end of the next trading session for transactions in European and American markets. Once permission is obtained, you may give your order to the dealing room.

4.5 All Personal Account Dealing transactions are monitored by the Compliance Department on a daily basis and the Compliance Department checks:

     (a) that each Personal Account Dealing transaction has been properly authorised and reconciles the trade against the duplicate trade confirmation received from the Broker; and
     (b) client trades executed by the Group in the same Investment to ensure that there is no evidence of front-running or back-trading; and
     (c) that there are no other breaches of these Personal Account Dealing Rules by BAMA employees.

     Any unauthorised trades or material/persistent breaches in adhering to these rules will be reported to the BAMH Executive Board, the Group Head of Legal & Compliance, BAMA Head of Human Resources and the employee's Functional Head.

4.6  On a monthly basis, the Compliance Department will provide to each:

     (a) Functional Head, details of trades undertaken by staff within his/her responsibility; and
     (b) Head of relevant SIT, details of trades undertaken by Group staff in Investments within the scope of that SIT.

     Each such report must be treated by the Functional and SIT Heads as confidential information, signed to acknowledge receipt of the details and acceptance of the trades and returned to the local Compliance Department.

4.7  Staff who are "Access Persons" are required under US regulations to:

     (a) provide, within 10 days after joining or transferring to such a role, details of all existing Investments in which he/she and any Connected Person has a direct or indirect beneficial interest. The form for this notification is sent to the Access Person by the Human Resources Department and is required to be completed and returned to the Compliance Department within the 10 days period;
     (b) complete a quarterly report setting out details of each transaction undertaken during the relevant quarter as a result of which his/her Connected Persons acquired a direct or indirect beneficial interest in an Investment. The quarterly report is sent to each Access Persons by the Compliance Department and is required to be completed and returned to the Compliance Department within 10 days after the end of the relevant quarter; and
     (c) complete an annual statement setting out details of Investments in which he/she and any Connected Persons have a direct or indirect beneficial interest as at December 31 of the preceding year. This annual report form is sent to each Access Person by the Compliance Department and is required to be completed and returned to the Compliance Department by January 30 following the year covered by the report.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

     The Compliance Department maintains a list of Group staff who are Access Persons and therefore subject to the above requirements and is responsible for sending the forms mentioned in paragraphs (b) and (c) above to the relevant staff members. The Compliance Department will inform the relevant members of staff who are covered by paragraphs (b) and (c) that they are Access Persons and up-date the Access Persons list as and when required. The Compliance Department will provide to a new joiner who is, or a transferee who becomes, an Access Person, the form required under paragraph
     (a) above and the completed form is required to be returned to the Compliance Department.

     The above mentioned reports completed by each Access Person are required under US regulations to be reviewed by appropriate Group Management or Compliance personnel. Transactions effected by all Group staff are reviewed by a Compliance Officer/Compliance Manager, the Functional Head of the Access Person and the relevant SIT Head (or his/her designates). In respect of the initial and annual reports completed by each Access Person under paragraphs (a) and (c) above, it is Group policy that such reports are reconciled to, and reviewed against, the other above mentioned periodic reports provided by an Access Person in the event of there being any irregularities or discrepancies noted by a Compliance Office/Manager, the Functional Head and/or the relevant SIT Head. Employees should be aware that in reviewing the above mentioned reports submitted by them, their Personal Account Dealing trades will be compared with trades executed on behalf of clients and contract notes, statements, trade confirmations, and other information received by the Compliance Department will also be used to monitor and review Personal Account Dealing for compliance with this Code. The Compliance Department may initiate inquiries of employees regarding personal account trading. Employees are required to co-operate with such inquiries and any review procedures used by the Group. An employee's refusal to co-operate in such inquiries may result in disciplinary action, including dismissal.

4.8 The BAM Executive Board and your Functional Head may, despite the procedure for permissions outlined in rule 4.1 above, require that the number of transactions being undertaken by you be reduced if, in his/her opinion, such transactions are affecting your contribution to the work of your Department or for any other reason.

5 Restrictions on Trading in ING Group Investments and Certain Funds Managed or Administered by the BAM Group

5.1 Any investment made in a BAM Group Fund must be held for a minimum of 30 calendar days. Exceptionally, in extenuating circumstances only, a Compliance Officer may grant permission to sell such a holding within the 30 day period, however, any such permission will only be given if the Compliance Officer is satisfied that (i) no conflict of interest arises (for example, with regard to the role of the employee and the relevant
     Fund), and (ii) the proposed sale could not reasonably be expected to disadvantage other investors in the Fund. The Compliance Officer is required to make a detailed record of any consent given under this provision, recording the reasons as to why he/she is satisfied that the conditions set out in this Rule 5.1 have been satisfied.

5.2 If you are a Director, or concerned with the management or bookkeeping, of an Investment Trust sponsored by BAM, you are prohibited from dealing in the Investments of these companies during the close periods relating to these Funds. Notices specifying the relevant close periods will be put on notice boards on each floor of the office and the individuals who are subject to these restrictions will also receive a copy of each such notification.

5.3 In respect of Personal Account Dealings in any ING Group Investments, there are four `close periods' (details of which are available from the Compliance Department and which relate to the publication of interim and annual results of the ING Group) during which the exercise of employee share options in any ING Group sharesis prohibited.

     Personal Account Dealings outside a close period are permitted provided that the person is not in possession of Inside Information and has completed an "ING Group Investments Notification From" relating to such transactions (available from the Compliance Department and which is additional to the requirement for completion and approval of a transaction by using a Dealing Form).

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

     You and any Connected Person may not sell within 30 days after the first official date of dealings any security acquired in any offer for sale/pricing made by a member of the ING Group.

6    Unreasonable Trading

     You must not undertake any transactions which:

     (a) commit you to a financial liability which you are not able to meet from readily available funds or otherwise which are not commensurate with, or over-extend, your financial resources; or
     (b) may affect your good standing and reputation or that of the ING and the BAM Group; or
     (c) reduce your contribution to the work of your department and/or affects your duties to the Group or its' clients.

     BAMA reserves the right, in any event, to require an employee to close out or reverse a transaction.

7    General Prohibitions and Restrictions

7.1 Intra-day trading (buying and selling an Investment on the same day), cross trades, short selling (selling Investments which you do not own), including writing an uncovered option on a security, are prohibited unless the prior permission of the Compliance Officer is obtained for the specific trade. Permission will usually be denied unless extenuating circumstances apply.

7.2 You must not request or accept from a Broker any credit or special trading facilities in connection with a transaction.

7.3 In determining whether to give or refuse permission for participation in private placements and, in respect of Access Persons, in initial public offerings of Investments registered for public offer in the United States, the Compliance Officer will take into account the following important factors:

     (a) whether the employee could influence the issuer or broker to the offer and whether the investment opportunity is otherwise being offered to the employee by virtue of his position with the Group;

     (b) whether there is any conflict of interest in the proposed investment by the employee; and

     (c) where investment in the relevant security has been, or is to be, made by the BAM Group for clients, whether the investment opportunity should be reserved for clients.

     Where permission has been given to an Access Person to participate in an initial public offer in respect of a proposed participation in Investments registered for public offer in the United States or a private placement, the Compliance Officer must record such approval and the reasons for granting permission.

     Access Persons who have previously been given permission to participate in any initial public offer or private placement must notify the Compliance Officer in the event that there is any subsequent proposal to purchase a security of the same issuer for any 1940 Act client. In such circumstances, the proposal to purchase the relevant security for a 1940 Act client must be subject to independent review by a member of investment staff who does not have any personal interest or conflict in relation to the proposed purchase for the 1940 Act client.

7.4 You must not, either solely or jointly with others, make multiple applications for any security offered for sale and should note that the making of such multiple applications is usually treated as a criminal offence.

7.5 You must not trade in an Investment at a time or in a manner which you know, or should know, if likely to have an adverse effect on the particular interests of any client of the BAM Group. Employees must not carry out any dealings in any Investment where they know or should know that a BAM Group company is about to take similar action, or is in the course of dealing, on behalf of BAM Group clients or otherwise in circumstances where there is any actual or potential conflict of interest.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

7.6 Unless specific written prior permission is obtained from a Compliance Officer, you must not undertake any transaction in Investments directly with any client of the BAM Group unless the client is a broker. Permission will be denied unless the client is the spouse, co-habitant or infant child of the employee.

7.7 There may be periods during which you will not be permitted to trade in certain Investments as a result of the involvement of another ING Group company in a particular transaction, for example, as an adviser and/or sponsoring broker to new issues and public company take-overs or other involvement which cannot be disclosed. Accordingly, the right is reserved on behalf of the Group to prohibit certain Personal Account Dealings in order to prevent possible conflicts of interests. A senior Compliance Officer has the authority to refuse any transaction without explanation. You may not disclose to anyone that such refusal has occurred.

7.8 If you know that an ING company intends to publish a research recommendation or a piece of research or analysis, or other information on an Investment which could reasonably be expected to affect the price of that Investment (or related Investments such as options or warrants), you must not deal in such Investments until the recommendation or research has been published and the information has been made public. Specifically, staff may not trade one day before or after the issuance of such research as required by the Fund Manager's Code of Conduct.

7.9 If you are precluded from dealing under the procedures set out in these Personal Account Dealing Rules, you must not (except in the proper course of your employment) counsel or procure any other person to deal or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, deal or counsel or procure someone else to do so.

7.10 In accordance with the SFC Fund Manager's Code of Conduct, there is a minimum holding period of 30 days for staff personal account investments.

8    Definitions

     The definitions of terms used in these Rules are set out below:

8.1 "Access Person" means any Account Manager/ Fund Director of 1940 clients of BII, all members of SITs (including their Assistants), all Dealers (excluding dealers of BAM Group Fund Dealing Desk), all members of Portfolio Control, Directors of BII and any other member of staff who in the ordinary course of business makes decisions regarding, participates in, or obtains information about, intended investment transactions to be effected for any 1940 Act client.

8.2 "Broker" means any broker, bank or other organisation which offers a dealing or fund management service in Investments, or which offers retail investment vehicles.

8.3 "Compliance Department" "Compliance Officer" means the BAMA Department and a Compliance Officer or of that Department.

8.4  Connected Person" means:

     (a) Any company, partnership or other unincorporated body controlled by you or by another person falling within the categories set out below, or in which you or that persona has a significant interest.
     (b)  Your spouse or partner.
     (c) Any child under the age of 21, wherever resident and children over the age of 21 who normally reside in the household.
     (d)  Any members of your household.
     (e) Any other person who is associated with you or by reason of a domestic or business relationship (other than as arises solely because that person is a client of the BAM Group), such that you have influence over that person's judgement as to how to invest his/her funds or exercise any rights attaching to his/her Investments.

8.5 "Functional Head" means for the purposes of these Rules, the Manager/Head of Department/Director to whom the employee reports..

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

8.6 "Employee", "staff"or "you" means any Director, employee, contractor and part-time or temporary employee of a Group company.

8.7 "ING Group Investments" means any shares, options or warrants on such shares, bonds or other instruments issues by any member of the ING Group.

8.8 "ING Group" means companies within the ING Group of which the ultimate parent company is Internationale Nederlanden Groep NV.

8.9  "Inside Information" is as defined in Rule 9.

8.10 "Investments" means:

(a) any equity and debt securities, including shares, stock, treasury stock, bonds, debentures, loan stock, debenture stock, convertible stock, money market instruments, and whether such investment is listed or unlisted (including private placements) and whether traded in the UK or abroad; and
(b) warrants, options, futures, contracts for differences (this includes covered warrants, swaps and any instrument which settles on a cash difference) and "spread bets" on any security or investment referred to in Rule 8.10 (a) above.

     In respect of Access Persons, the term "Investments" also includes applications for participation in public offers of securities registered for public offer in the United States and, trades in unit trusts and other open-ended mutual funds which are managed by the BAM Group.

8.11 "Personal Account Dealing" and "Staff Dealing" or any similar expression means transactions in Investments effected by:

(a) you for your own account (whether the transactions undertaken on such account by you are for your benefit or that of another person);
(b) you for any other person who has given you, in your personal capacity, permission or authority to transact on their behalf;
(c) you in your capacity as a personal representative of an estate or as a Trustee of a trust (in or under which there is a significant interest held by you or any person (including a company) associated with you). If you are a Trustee of a trust in which you have no beneficial interest but may or may not be involved in the taking of investment decisions, brief details of such arrangements must be provided to the Compliance Department, including the names of all the Trustees and how investment decisions are made;
(d) you in your capacity as a personal representative or a Trustee (otherwise than in (c) above), unless, in making the decision to trade , you are replying entirely on the advice of another person from whom it is appropriate to seek advice in the circumstances;
(e) an Access Person or his/her Connected Person in which he or she directly or indirectly acquires beneficial ownership as defined in Rule 16a-1(a)(2) of the US Exchange Act. In general, transactions made by a third party and which are not subject to a the discretion or approval of the Access Person or his/her Connected Person are excluded from the beneficial ownership definition but more details are available on the definition from the Compliance Department.

8.12 "SEC" means the Securities and Exchange Commission of the USA.

8.13 "SFC" means the Securities and Futures Commission of Hong Kong

8.14 "SIT" means the Specialist Investment Teams of the Group.

8.15 "1940 Act Clients" means clients of BII which are US-registered 1940 companies.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

                                                                      Appendix 1

SUMMARY OF THE SECURITIES AND FUTURES ORDINANCE CAP 571
o    Part XIII Market Misconduct Tribunal; and
o Part XIV Offences Relating to Dealings in Securities and Futures Contracts, etc.

Introduction

Set out below is a summary of the provisions of the Ordinance. However, there is no substitute to familiarising yourself with the Ordinance. If a member of staff would like further details or is in any doubt whether a particular transaction would be prohibited by the Ordinance, he should consult the Compliance Officer. In broad terms, it is a breach of the Ordinance for a person to engage in any Insider Dealing. The Ordinance applies to any Insider Dealing in any listed securities or any derivatives relating thereto of a Company or of any Connected Company. Insider dealing under the law is a crime as well as a civil wrong.

I.   THE 6 FORMS OF MARKET MISCONDUCT

They include: (1) Insider dealing; (2) False trading; (3) Price rigging; (4) Disclosure of information about prohibited transactions; (5) Disclosure of false or misleading information inducing transactions; and (6) Stock market manipulation.

All the above 6 forms of market misconduct are civil wrongs of market malpractices (under Part XIII of the SFO) as well as criminal offences (Under
Part XIV of the SFO).

(1)  Insider Dealing: Typically, insider dealing takes place when :

     o    A connected person deals/counsels or procures another to deal.
     o A person who is contemplating/has contemplated a take-over deals/counsels or procures another to deal.
     o A connected person discloses relevant information knowing that the recipient would deal.
     o A person who is contemplating/has contemplated a take-over discloses information knowing that the recipient would deal.
     o A recipient of relevant information from a connected person deals/counsels or procures another to deal.
     o A recipient of relevant information from a person who is contemplating/has contemplated a take-over deals/counsels or procures another person to deal.

     "Connected person" is defined in wide terms under the SFO. It generally covers the directors (including non-executive directors and shadow directors), employees, substantial shareholders of a listed corporation and its related corporation, as well as persons who have a professional or business relationship with the listed corporation or its related corporation which gives him access to inside information.

     Under the SFO, the threshold for substantial shareholders has been reduced from 10% to 5% or more of normal value. Hence, more shareholders will qualify as connected persons.

     The inside information is referred to as "relevant information" which is defined in Securities (Insider Dealing) Ordinance ("SIDO") as specific information which is not generally known to the persons who are accustomed or would likely to deal in the listed securities of a corporation, but would if it were generally known to them be likely to materially affect the price of the listed securities. Under the SFO, this definition is expanded to include not only the information about the corporation but also the information about its shareholders/officers and its listed securities/derivatives.

     The meaning of "listed securities" is widened to cover unissued and/or unlisted securities in certain circumstances.

     N.B. For insider dealing acts that have taken place in whole or in part before the SFO comes into full force, the SIDO will continue to apply

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

(2)  False Trading: There are 4 different types of false trading :

     o False appearance of active trading - intentional or reckless creation of a false/misleading appearance of active trading, or with respect to both the market for or price of securities/futures.
     o Creating/maintaining artificial price - intentional or reckless or direct/indirect involvement in transaction(s) which create an artificial price.
     o Wash sales - transactions which do not result in a change in beneficial ownership.
     o Matched orders - transactions that involve substantially the same price for substantially the same quantity as own/an associate's known dealing.

     N.B. The burden of proof is on the Government, except for wash sales and matched orders where the burden rests with the implicated person being inquired civilly by the MMT, or the defendant being prosecuted criminally by the Secretary for Justice.

(3) Price Rigging: This is an expansion of the existing law which prohibits the fixing of prices for securities. The SFO prohibits 2 types of price rigging:

     o Wash sales with the effect of maintaining / increasing / reducing / stabilising / causing fluctuations in the price of securities.
     o Fictitious or artificial transactions with the effect of maintaining / increasing / reducing / stabilising / causing fluctuations in the price of securities, whether conducted intentionally or recklessly.

(4) Disclosure About Prohibited Transactions: The SFO prohibits the disclosure about a market misconduct act and its effect on the price of securities.

     N.B. With a view to combat cross-border malpractices/crimes, the SFO prohibits market misconduct activities carried out in Hong Kong and overseas which have an effect on the securities/futures traded on a market in Hong Kong or elsewhere.

     Part XIV also covers other market offences in relation to one-on-one transactions, e.g. "bucketing" and other acts of fraud and deception."Bucketing" is where client orders for futures contracts are not placed to the floor of the Futures Exchange but a pretence of doing so is maintained.

(5) Disclosure of False/Misleading Information: The SFO prohibits the circulation and dissemination of false/misleading information that is likely to induce investment decisions or have a material effect on the price.

(6) Stock Market Manipulation: The relevant provisions prohibit any direct or indirect involvement in 2 or more transactions in securities which by themselves or in conjunction with other transactions have the following effect:

     o    increase/likely to increase the price;
     o    reduce/likely to reduce the price; or
     o    maintain or stabilise/likely to maintain or stabilise the price with an intention to influence another person's decision in his/her investment decisions.

II.  THE SAFE HARBOUR RULES

     The SFC is empowered to make rules from time to time with a view to create exceptions to the civil and criminal provisions regarding market misconduct.

     This power is provided to preserve the flexibility to modify the laws (by subsidiary legislation) to match changing business and market conditions, so that legitimate market practices are protected.

     All draft rules will be subject to public consultation and the Financial Secretary's approval and the usual vetting of the LegCo (e.g. The draft Securities and Futures (Price Stabilizing) Rules).

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

III. NO DOUBLE JEOPARDY

     The SFO provides that no person shall be subject to double jeopardy by being subject to both civil proceedings and criminal prosecutions for the same market misconduct.

IV.  THE MARKET MISCONDUCT TRIBUNAL ("MMT")

     o The SFO establishes the new MMT which is modelled on the existing Insider Dealing Tribunal ("IDT"). It comprises a Chairman (a judge) and 2 lay members (typically accountants or market analysts) appointed by the Chief Executive.
     o The MMT will hold public hearings of all civil cases of market misconduct under Part XIII of the SFO under the terms of reference issued by the FS.
     o The MMT has wide powers to compel and receive different forms of evidence which is relevant to the hearing and of assistance in the determination of the issues being heard.
     o    The civil standard of proof will be applied.
     o At the end of the inquiry, the MMT will issue a public report on its findings and the civil sanctions it imposes on persons found to have engaged in market misconduct.
     o The findings and sanctions of the MMT are subject to judicial reviews in the Court of First Instance and appeals to the Court of Appeal

V.   THE SANCTIONS

     The Civil Sanctions
     -------------------

     In respect of a person identified as having engaged in market misconduct, the MMT may make one or more of these orders :

     o Disgorgement order (payment to the Government of the profit gained/loss avoided as a result of the market misconduct).
     o Cold shoulder order (restriction on participation in the securities and/or futures markets for a period up to 5 years).
     o Disqualification order (bar from directorship and/or management of specified companies for a period up to 5 years).
     o    Costs order (payment for the Government's and the SFC `s costs).
     o Disciplinary referral orders (recommendation to professional bodies regarding disciplinary actions against the person so identified).

     The Criminal Sanctions
     ----------------------

     In respect of a person convicted on of a market misconduct offence, the maximum penalties are :

     o On conviction on indictment : A fine of HK$10 million and 10 years' imprisonment.

     o On summary conviction : A fine of HK$1 million and 3 years' imprisonment.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

                                                                      Appendix 2

     Summary of the US Federal Securities Laws
     -----------------------------------------

     It is an offence for any person to trade in securities while in posssession of material non-public information ("Inside Information"), or to communicate that information to others. Information is:

     o "Material" if there is a substantial likelihood that a reasonable investor would consider the information important in making his/her investment decisions. Generally, this is information, the disclosure of which will have a substantial impact on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to a Compliance Officer;
     o "Nonpublic" Information if it has not been disseminated broadly to investors in the marketplace. Information should be considered to be "non-public" unless you can point to a specific fact or event indicating that the information has been generally disseminated. Tangible evidence of such dissemination is the best indication that the information is public, for example, information which has become available to the general public through a public filing with the SEC or another government agency, or distributed on the Dow Jones "tape" or a publication of general circulation, and after sufficient time has passed so that the information has been disseminated broadly. "Market rumors" should not be considered to be publicly disclosed information.

     The federal securities laws are criminal statutes and violations may result in criminal sanctions, including a fine up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illicit trading, a penalty equal to three times the unlawful profit made, and an order permanently barring violators from the securities industry. Insider Traders may also be sued by clients or other market investors seeking to recover damages for insider trading violations.

     Staff and their Connected Persons must not participate in, recommend, or cause another person to engage in a securities transaction whist in possession of Inside Information relating to that security (obtained from any source) or information concerning current or contemplated trading in the security by the Group Companies for clients.

9.3 Examples of Inside Information: Unannounced information which relates to a company's results and operations, including, for example, annual and half-yearly earnings results and dividends; management information; changes in previously released earnings estimates or capital structure; significant acquisitions or realisation of assets (including whole or part purchase/disposal of shareholdings), possible merger/acquisition or take-over; major litigation, liquidation problems, changes in directors/management; significant order to purchase/sell securities of that company by any person (including a Group Company), proposed change in the general nature of the business and any other information necessary to enable shareholders and the public to appraise the position of a company and to avoid the establishment of a false market in its securities. Additionally, pre-published information about reports in the financial press may also be deemed to be inside Information. For example, the U.S. Supreme Court upheld criminal convictions of insider trading by defendants who profited by using pre-published information about the Wall Street Journal's "Heard on the Street" column.

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

                           GIFT AND HOSPITALITY POLICY

1    Introduction
     ------------

     This Policy relates to prohibiting inducements, namely, the offering or giving, or soliciting or accepting of gifts and/or hospitality either in the course of regulated business or otherwise.

     Members of staff must ensure that any gift/hospitality which they, or any person connected with them, receive or provide is neither of such an amount nor so frequent as materially to conflict with any duties owed to clients by BAM or the other person (or the person's employer). The line manager providing any clearances/approvals under this Policy must also consider this in determining whether or not to give the approval/clearance.

     Staff should note that it is a criminal offence under Section 9 of the Prevention of Bribery Ordinance to receive rebates or other payments or benefits without lawful authority. Additionally, the SFC Fund Manager Code of Conduct also stipulates that SFC registered firms and their staff must not offer or accept any inducement in connection with the affairs or business of a client which is likely to significantly conflict with the duties owed to clients. BAMA is required to maintain written procedures, including monetary limits, on the acceptance and offer by staff of gifts and other benefits and to keep registers of benefits received or offered over the limits set out in the procedures.

2    Receipt of Gifts and Hospitality-Basic Policy Applicable to All Staff
     ---------------------------------------------------------------------

2.1 It is also a policy of the ING Group that the receipt of any inappropriate gifts or excessive entertainment from any company/client which ING (including the BAM Group) has (or will have) business dealings are against the ING Business Principles and prohibited. Any such gift or entertainment should be refused. If refusal or prompt return of a gift is not possible or impolite, the gift must be reported to the staff member's line manager and the Compliance Officer. If the recipient wants to keep the gift, he/she may do so only after consultation with the line manager and Compliance Officer and provided that the fair market value is paid by the recipient to BAM for charitable or other appropriate disposition. If the recipient does not want to keep the gift, it must be handed over to the Compliance Department for disposition to a charitable cause. The line manager and Compliance Officer will determine what is appropriate and excessive, have regard to local circumstances.

2.2 Any item of gift received by any member of staff of a monetary value of HK$ 1,200 or more must be reported by the employee to his/her Head of Department and the Compliance Officer using the attached prior clearance form. Group policy is that any such gift received by a staff member should not be retained. If the recipient wants to keep the gift, he/she may do so only after consultation with, and the approval of, his/her line manager and the Compliance Officer and provided that the fair market value is paid by the recipient to BAM for donation to a charitable cause. If the recipient does not want to keep the gift, it must be handed over to the Compliance Officer, who will co-ordinate the donation of the gift to charity or sale of the gift to raise money for charity.

3    G&H-Additional Requirements Applicable to Staff Holding Specific Roles
     ----------------------------------------------------------------------

3.1 This paragraph 3 applies, in addition to paragraph 2 above, to Head of SIT, Investment Managers, Research Analysts, Account/Client Relationship Managers, and Dealers ("Relevant Staff")

     (a) Any item of hospitality received or to be offered of a monetary value of HK$ 1,200 or more by Relevant Staff requires the prior approval of the employee's Head of Department and the Compliance Officer using the attached prior clearance form. It is the responsibility of the BAMA employee who is the intended recipient or the offerer to ensure that the permission is sought by completion of the form and seeking the sign-offs and not to proceed unless the permissions have been given.

     (b) Each item of gift and hospitality received or dispensed above the minimum threshold of HK$ 300(or currency equivalent) by Relevant Staff must be recorded on the register in the form set out as attached. Any item above the HK$ 1,200 threshold which was previously approved must also be recorded on this register. The Head of Department/SIT is required to review and sign-off

Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

          the monthly registers and in so doing he/she should also consider whether there is any undue frequency of gifts/hospitality with a value of between HK$ 300 and HK$ 1,200.

3.2 The registers (forms) will be maintained in the relevant departments or SIT. Although the maintenance and completion of the register may be delegated, the responsibility for ensuring that they are completed, signed-off and maintained rests with the head of Department/SIT. Copies of all registers (including "nil returns") should be e-mailed to the Compliance Department by the 4th business day after the month end. Compliance reviews the registers on an on-going basis.

     The following Heads of Department/SIT are responsible for completion of the registers (in respect of themselves and all investment managers/analysts/sales personnel/dealers who report to them) and submission of copies to Compliance by the due date: Head of SIT, Head of Sales Team, Head of Investment Operations.

4    General Guidance - Hospitality
     ------------------------------

(a) Hospitality includes lunches, parties, sports events, art events, cultural events, exhibitions, company visits, dinners, seminars and any other entertainment and covers that which is offered by or to brokers, any current or potential business contact and includes any which is offered to, or by, a connected person of the employee. Hospitality excludes lunches with existing clients that are part of the normal meeting schedule and reasonable amount of other forms of hospitality for existing clients, however, this must be balanced between clients. There is no monetary guideline but the relevant Head of Department/SIT should ensure that only reasonable amounts of hospitality are dispensed.

(b) Any hospitality from a company/broker (but not including a BAM client or prospective client) that involves the individual being away from the office should be booked as holiday, unless prior agreement of the line manager has been obtained. For attendance at annual investment dinners/seminars, it is not necessary to record these details in the register if they are paid for by a BAM company.

(c) Reasonable hospitality may be offered or received by an employee. If you are in any doubt either as to what constitutes reasonable gifts/hospitality or whether it may be received or dispensed, you should consult your Head of Department/SIT or the Compliance Officer. BAM standard policy is that it will not pay for overseas travel for clients it is entertaining and where BAM staff are being entertained BAM or the member of staff will pay for any overseas travel. Should Heads of Department wish to waive this policy they may do so but they must keep a clear record of their justification and confirmation that in waiving the policy they are not creating any significant conflict for the recipient of the air travel.
















Last up-dated: 6.2.04

BAMA Code of Ethics
--------------------------------------------------------------------------------

           CLEARANCE FORM FOR GIFT OR HOSPITALITY RECEIVED/DISPENSED
                 WITH VALUE EQUAL TO OR IN EXCESS OF HK $1,200

Use this form if:-

1. You offer/are offered business hospitality worth equal to or over HK$ 1,200 per person
2. You offer a business gift worth over HK$ 300 (to an independent intermediary only).

                          Name of recipient/dispenser:
                          ----------------------------

                                  Department:
                                  -----------

                     Source/recipient of gift/hospitality:
                     -------------------------------------

             Details of gift/hospitality (specify whether received
                          or dispensed and the date):
             -----------------------------------------------------

Date of event:

Description of item:

Approx. monetary value:

Are you seeking         prior approval   [ ]           subsequent approval [ ]

NB: You should indicate if this will take place during normal office hours. List of recipients for G&H dispensed should be attached when available.

                        Head of Department: Approved [ ]
                        --------------------------------

     Not Approved [ ]          Signature:                   Date:
     ---------------------------------------------------------------------------

Compliance:         Approved    [ ]
               Not Approved [ ]   Signature:                Date:
                                            ---------------      -----------

Notes/Comments:
--------------------------------------------------------------------------------

Staff should note that prior approval should be sought in all cases possible. Subsequent approval may be given for bona fide reasons only, (e.g. if cost was not expected to > HK$ 1,200 initially). Oversight or omission to seek approval is not a bona fide reason and will be noted and reported to London Exec as required by policy.

Last up-dated: 6.2.04

BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
-------------------------------------------------

GIFTS & HOSPITALITY REGISTER
----------------------------

Details of gifts/hospitality received or dispensed by Baring Asset Management personnel during the period [Month and Year]

     Name of Department/SIT   [                                      ]

SECTION 1:  GIFTS & HOSPITALITY RECEIVED
                                --------

-----------------------------------------------------------------------------------------------------------------------
Date of   Name of BAM   Name of    Nature of     Value of        If gift/      If gift/        Gift       Gift sent to
receipt    Recipient     Donor       gift/         gift/        hospitality   hospitality   distributed    Compliance
                                  hospitality   hospitality     > HK$1,200    > HK$1,200     to staff?    Officer for
                                                (record all     -was prior    -was prior                  distribution
                                                  gifts &       Compliance      Head of                   to charity?
                                                hospitality      approval     Department
                                                with value        given?       approval
                                                 > HK$300                      given and
                                                and include                    for other
                                                   items                        items-
                                                separately                     cleared?
                                                 approved         Yes/No        Yes/No        Yes/No         Yes/No
                                                  which >
                                                 HK$1,200)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

Name of Head of Department/SIT:.........................     Signature of Head of Department/SIT:...................

                                                             Signature of Director:              ...................

--------------------------------------------------------------------------------
                                       18

Last Updated 3 January 2002

               BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
-------------------------------------------------

SECTION 2: GIFTS/HOSPITALITY DISPENSED
                             ---------

     Name of Department/SIT   [                                      ]

------------------------------------------------------------------------------------------------------------------------------------
Date    BAM Donor    Name of Recipient    Nature of gift/   Value of gift/hospitality    If gift/hospitality    If gift/hospitality
                                            hospitality        (record all gifts &           >HK $1,200          >HK $1,200 -was
                                                             hospitality with value          -was prior           prior Head of
                                                            HK $300 and include items    Compliance approval    Department approval
                                                            separately approved which         given?            given and for other
                                                                  > HK $1,200)                                   items- cleared?
                                                                                               Yes/No                 Yes/No
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Name of Head of Department/SIT:.........................     Signature of Head of Department/SIT:.........................

                                                             Signature of Director:              .........................

--------------------------------------------------------------------------------
                                       19

Last Updated 3 January 2002

BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
-------------------------------------------------

      BAMA POLICY ON STAFF APPOINTMENTS AS DIRECTORS/OFFICERS & UNDERTAKING
      ---------------------------------------------------------------------
                          OTHER THIRD PARTY ACTIVITIES
                          ----------------------------

A.   Introduction
     ------------

(1)  This Policy sets out BAMA's approval procedures governing:

     (a) appointments of BAMA staff as Directors or Officers (e.g. as Finance Officer or Company Secretary) of Group companies,Group investment vehicles (e.g. investment companies) and any other third party (i.e. external to the Group) company or vehicle (any such position is referred to in this policy as an "Appointment"); and

     (b) other activities external to the Group which a staff member wishes to undertake in a personal capacity in respect of which he/she will (i) be remunerated and/or (ii) be committing time during Group working hours and/or (iii) have any fiduciary responsibilities (e.g. Governor of a School) or be involved in handling or overseeing the finances of a third party organisation (e.g. treasurer of a club) (any such position is referred to in this policy as a "Third Party Activity").

(2) It should be noted that BAMA staff are remunerated to provide their services exclusively to Group companies and to devote their working time and attention exclusively to their duties performed for, and business and affairs of, the Group. Group staff must not engage in any activities, or accept any position, of a professional, business or other occupational nature of any kind whatsoever other than in accordance with, and subject to, this policy.

(3) Staff must not undertake any activity which conflicts with the interests of the Group or its clients. In considering requests made under this policy, the suitability of a staff member for an Appointment or the appropriateness of a Third Party Activity have to be considered together with any conflicts which may arise and any other pertinent matters involved. Accordingly, the Group reserves the right to deny, or impose conditions in respect of, any such request made by a member of staff.

B.   Any Appointments of Directors and Officers
     ------------------------------------------

1.   Group Companies and any Listed Companies

     (a) Any proposal to make an Appointment in respect of a Group company or any third party publicly traded company must be made in writing or email by the Head of the Group business/function for which the relevant member of staff works and submitted in the first instance to the CEO: IMG, or the Group COO, as appropriate depending on the area of business in which the prospective appointee works. The approval of the Group Chairman and the Group Chief Operating Officer must be obtained before such an Appointment can be made. In respect of any Appointments to publicly traded companies, consideration must be given to the matters outlined in (b) below and any other issues relevant to the particular circumstances.

     (b) Under the US Securities and Exchange Commission's rules, certain categories of BAMA staff are prohibited from accepting the position of a Director of a publicly traded company without prior authorisation from the Group in accordance with these procedures. Any decision to permit such an Appointment must be based upon a determination that such Appointment would be consistent with the interests of the "1940 Act" clients for which a Group company acts as the investment advisor and the shareholders of such "1940 Act" clients. Where such an Appointment is authorised, the relevant Group member of staff permitted to accept such an Appointment must be prevented from making any investment decisions relating to transactions in the securities issued by the publicly traded company through the operation of "Chinese Walls" or other procedures designed to address the potential conflicts of interest.

     (c) If an above mentioned Appointment is approved (and if there is any resignation of any such existing position held by a Group staff member), the following Departments must be notified before the Appointment is made:-

--------------------------------------------------------------------------------
                                       20

Last Updated 3 January 2002

               BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
--------------------------------------------------------------------------------

     (i)  Group and local Human Resources Departments;
    (ii) the Local Compliance Officer, who must ensure that any notifications required to be made to, or clearance required from, relevant regulators are processed;
   (iii) the Local Company Secretary, who must ensure that the Group Head of Legal & Compliance in London is notified in order to ensure that the Group corporate database is amended accordingly.

2.   Group Investment Vehicles & Vehicles Related to Group Business

(a) Any member of staff wishing, or nominated, to take on any of the following Appointments must obtain the prior approval of the Head of the Group business/function who must ensure that the approval of the CEO: IMG, or the Group COO, as appropriate, is also obtained:

     (i) Directorships, Company Secretarial and other official appointments in respect of investment vehicles established by the Group and those to which the Group provides asset management services;
    (ii) Directorships, Company Secretarial or other official appointments outside of the Group but which are related to Group business (e.g. where the Group provides corporate or administration services).

(b) The Group recognises the particular need for maintenance of confidentiality and sensitivity owed to third parties. However, prior to giving consent to any above mentioned Appointment, consideration must be given to the matters outlined in paragraph A (3) above and any other issues relevant to the particular circumstances.

(c) No personal benefit can be derived by a staff member in connection with any remuneration received in respect of an above mentioned Appointment.

(d) If an above mentioned Appointment is approved (and if there is any resignation of any such existing position held by a Group staff member) the Local Compliance and Company Secretarial Departments must be informed. The Local Compliance Officer must ensure that any notifications required to be made to relevant regulators are processed. Additionally, the local BAM Staff Register must be up-dated accordingly.

C.   Appointments and Third Party Activities External & Unrelated to Group
     ---------------------------------------------------------------------
     Business
     --------

(1)  Any member of staff wishing to:

     (a) accept any Appointment as a Director, Company Secretary or other official position outside the Group and which is unrelated to Group business (i.e. the proposed Appointment is a personal one to the staff member); or

     (b) undertake a Third Party Activity, namely, any other role or activity of any kind which does not relate to BAM business, is personal to the staff member and in respect of which he/she will (I) be remunerated and/or (ii) be committing time during Group working hours and/or (iii) have any fiduciary responsibilities (e.g. Governor of a School) or be involved in handling or overseeing the finances of a third party organisation (e.g. Treasurer of a club)

     must seek permission in writing or email in the first instance from his/her direct line manager and the request should include the following information:

     (i) the exact nature/title of the intended Appointment or Third Party Activity
    (ii) details of the nature of business of the company/vehicle in respect of which the Appointment is intended to be made or Third Party Activity is to be undertaken
   (iii) level of time involved on the part of the staff member and, specifically if any Group working time will be involved and the level of such commitment
    (iv)  amount of remuneration, if any
     (v) whether or not any personal interest is held in the business/company by the staff member or any person connected with him/her.

--------------------------------------------------------------------------------
                                       21

Last Updated 3 January 2002

               BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
--------------------------------------------------------------------------------

(2) Having reviewed the details provided by the staff member, if the direct line manager and the Head of the business/function approve the request in principle, the matter must be referred by them for determination by the
     CEO: IMG or the Group COO, as appropriate, depending on the area of business within which the staff members works.

(3) In considering a request from a staff member, the relevant matters will include:

     (a) whether the third party's business, the Appointment or Third Party Activity of the staff member presents any conflict of interest with the Group's business and/or the role of the staff member with respect to his/her position within the Group;

     (b) if applicable, the amount of time which the staff member will be required to spend in respect of the Appointment or Third Party Activity; particularly any time required during Group working hours;

     (c) where any remuneration is to be received by the staff member in connection with the Appointment or Third Party Activity, if that involves the staff member spending any time on that role during Group working hours, the staff member will be required to forfeit that remuneration (which would otherwise be received by him/her from the third party) to the Group; and

     (d) any other potential impact on the primary duties of the staff member to fulfil his/her duties and responsibilities to the Group and any other issues which might give rise to conflicts or problems with regard to the role.

(4) When the decision has been made on whether to consent to the request, deny it or to impose any restrictions (including the requirement set out in paragraph 3(C), if applicable), the line manager of the staff member must be informed and he/she must notify the staff member.

     If the request is approved, the line manager must also notify the:

     (a) local Human Resources and Legal & Compliance Departments. The local Legal/Compliance Department must ensure that any notifications required to be made to relevant regulators are processed. Additionally, the local BAM Staff Register must be amended accordingly;

     (b) if any remuneration received by the staff member in respect of the Appointment or Third Party Activity falls within paragraph 3(c) above, the Human Resources Department must notify the local BAM Finance Department.

--------------------------------------------------------------------------------
                                       22

Last Updated 3 January 2002

BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
-------------------------------------------------

                                [GRAPHIC OMITTED]
                                  Baring Asset
                                   Management
                              Member of ING Group
                     EXTERNAL APPOINTMENT NOTIFICATION FORM

In accordance with Baring Asset Management's policy governing appointments of Directorships and Officers, I hereby provide details of my proposed external appointment for the approval and record of BAM.

Employee Name:

BAM(A) Department:

Name of Compnay:

Nature of Business:

Position/Title:
                     *If director specify whether executive or non-executive

Nature of Role:
(active/silent e.g.)

Amount of time involved:
                     * Indicate whether per week/ month/ year

Date of Appointment:

Term of Appointment:
(if known)

Remuneration:
                     * If yes, state amount and whether per hour/week/month/year

Is any commitment during normal BAM working hours involved?


                     * If yes, specify

Are there any fiduciary responsibilities involved or handling or overseeing the finances Of a third party organisation?


                     * If yes, specify details

Is there any other interests or potential interest in the business/activity/ company either by you or anyone connected to you (shares, beneficial interests, etc)?


                     * If yes, please give details

--------------------------------------------------------------------------------
                                       23

Last Updated 3 January 2002

               BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
--------------------------------------------------------------------------------

                            STATEMENT OF UNDERTAKING
                            ------------------------

I hereby confirm that this external appointment is not in conflict with my duties in Baring Asset Management, nor with the interests of the company and the Group. I understand that approval is at the discretion of BAM senior management upon determining suitability of the position, and this appointment will be continually reviewed by management. Approval may be withdrawn at BAM's discretion if this is no longer considered appropriate.

I also understand my principal responsibility remains with my duties at BAM and my duties at this external appointment will be subordinated to that owed to the company and the Group.

I also undertake to: (i) inform BAM as soon as possible of any changes to the information provided above, and (ii) provide any further information as deemed necessary by BAM management.

NAME:
                -----------------------------------

TITLE/DEPARTMENT:
                       ---------------------------------

DATE:           -------------------------------------

--------------------------------------------------------------------------------
         LOCAL MANAGEMENT SIGN OFF
--------------------------------------------------------------------------------
Head of Department:                     Date:
--------------------------------------------------------------------------------
Regional MD/COO:                        Date:
--------------------------------------------------------------------------------
Approved by Group Head of Business      Y/N                  Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Distribution List
--------------------------------------------------------------------------------
London                                                Local
------                                                -----
Group Head of IMG - David Brennan                     Local Compliance Officer
Group Head of Compliance                              Personnel Department
Head of Legal Department
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------

               BARING ASSET MANAGEMENT HONG KONG: CODE OF ETHICS
--------------------------------------------------------------------------------

                 LIST OF BAMA GROUP "ACCESS PERSONS" (SECTION A)
                 -----------------------------------------------

BAMA Directors             Investment Managers                 Analysts
--------------             -------------------                 --------

Syd Bone                   James Squire                        Patricia Wong
Khiem Do                   Sam Lau                             William Leung
Peter Cairns               Wai-Yu Yiu
Iris To                    Ronald Chan
                           Lilian Co
                           Alan Richardson


Portfolio Control          Sales and Client Servicing          Dealers
-----------------          --------------------------          -------

Lindy Vannavong            Self Li                             Francis So
Steven Mok                 Linyoke Seetoh                      Monica Yip
Jamie Yung                 Jamie Yung                          Alan Leung
Queenie Leung
Karen Chung


Other BAM Group
---------------
Directors/Staff
---------------

David Brennan
Ron Watt











Last updated 6th January 2004











--------------------------------------------------------------------------------
                                       25